EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Southwest Water Company:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Los Angeles, California
August 1, 2002